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                                                                    Exhibit 23.1


                                Auditor's Consent

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated May 13, 2002, which is included in Kreditanstalt fur Wiederaufbau's and KfW International Finance Inc.'s Annual Report on Form 18-K for the year ended December 31, 2001, filed with the United States Securities and Exchange Commission.

December 16, 2002                     PwC Deutsche Revision Aktiengesellschaft
                                      Wirtschaftsprufungsgesellschaft


By: /s/ Weiblen                       By: /s/ Struwe
   ------------------------------        ------------------------------
    Wirtschaftsprufer                     Wirtschaftsprufer